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                                                                     EXHIBIT (J)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Post-Effective Amendment No. 61 to the Registration Statement on Form N-1A of our report dated February 28, 2000, relating to the financial statement of the Capital Appreciation Portfolio, which appears in such Registration Statement. We also consent to the reference to us under the heading "Other Service Providers" in such Registration Statement.


                                /s/ Deloitte & Touche LLP
                                DELOITTE & TOUCHE LLP

June 19, 2000
Boston, Massachusetts